FOR IMMEDIATE RELEASE

CYALUME TECHNOLOGIES HOLDINGS, INC. REPORTS

2012 FIRST QUARTER FINANCIAL RESULTS

West Springfield, Mass., May 21, 2012 – Cyalume Technologies Holdings, Inc. (OTCBB: CYLU) (“the Company” or “Cyalume”) today reported its financial results for the first quarter ended March 31, 2012.

$ in thousands	3 Months Ended		Change**
(except per share data)	3/31/12	3/31/11
Revenues	$7,994	$9,074	(11.9)%
Gross profit	$3,629	$4,519	(19.7)%
Gross margin	45.4%	49.8%	(440)	bps
Net income (loss)	$(989)	$272	NM*
Diluted net income (loss) per share	$(0.05)	$0.00	NM*
Adjusted EBITDA	$1,170	$2,232	(90.8)%

*NM – Not meaningful

Adjusted EBITDA is an important measure because it presents a view of our performance on an ongoing basis without regard to capital structures, capital investments cycles and corresponding ages of related assets among comparable companies. A more detailed description of Adjusted EBITDA and a reconciliation to GAAP net income (loss) is contained later in this release.

Revenues by product category	3 Months Ended		Change**
($ in millions)	3/31/12	3/31/11
Military (non-ammunition)	$4.5	$6.5	$(2.0)
Ammunition	$0.8	$1.7	$(0.8)
Law enforcement / commercial public safety	$0.9	$0.9	$0.0
Specialty products	$1.7	-	$1.7
Total	$8.0	$9.1	$(1.1)

** Numbers may not add exactly due to rounding

Cyalume’s President & CEO, Zivi Nedivi noted, “Our military non-ammunition revenues were affected by uncertainties in the prospective U.S. military budgets, along with the drawdown/reassignment of military troops in Iraq and Afghanistan. These factors, which had a significant adverse impact on our business in 2011, have continued in the first quarter of 2012.”

Conference Call

Cyalume’s President & CEO, Zivi Nedivi, and CFO, Michael Bielonko will host a conference call on Tuesday, May 22, 2012 at 10:00 am ET to discuss these results as well as recent corporate developments. After opening remarks, there will be a question and answer period. Interested parties may participate in the call by dialing (201) 493-6739. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Cyalume call. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to lcati@equityny.com.

The conference call will also be broadcast live over the Internet. To listen to the live call, please go to www.cyalume.com click on the Investors section, then to the Events and Presentations where the conference call is posted. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days. We suggest listeners use Microsoft Explorer as their browser.

Forward-Looking Statements

This press release and the accompanying scheduled investor conference call include forward-looking statements concerning sales and operating earnings. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the effect of regional and global economic and industrial market conditions including our expectations concerning their impact on the markets we serve; the effect of conditions in the financial and credit markets and their impact on the Company and our customers and suppliers; the impact of the Company's cost reduction initiatives; the Company's ability to execute its business plan to meet its sales, operating income, cash flow and capital expenditure guidance; the impact on the Company's gross profit margins as a result of changes in product mix; the Company's vulnerability to industry conditions and competition; the effect of any interruption in the Company's supply of raw materials or a substantial increase in the price of raw materials; ongoing capital expenditures and investment in research and development; compliance with any changes in government regulations and environmental and health and safety laws; the effect on the Company's international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates as the Company's non-U.S. sales continue to increase; reliance for a significant portion of the Company's total revenues on a limited number of large organizations and the continuity of business relationships with major customers; the loss of key personnel; the nature and extent of military operations being conducted by customers.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Cyalume's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Cyalume Technologies Holdings, Inc.

Cyalume designs and manufactures non-pyrotechnic tactical products and training solutions for the world's militaries and law enforcement agencies, as well as for certain safety markets. Cyalume is the exclusive supplier to the U.S. and NATO-country militaries for all of their chemical light needs and operates manufacturing facilities in the U.S. and France. Through its subsidiary Cyalume Specialty Products, Cyalume also manufactures specialty chemical components for various markets. The Company has strategic partnerships with Rheinmetall Waffe Munition, GmbH and Fiocchi Ammunition.

Contact:

Cyalume Technologies Holdings, Inc.	Investor Relations Counsel:
Michael Bielonko	The Equity Group Inc.
Chief Financial Officer	Lena Cati (212) 836-9611
(413) 858-2500	Linda Latman (212) 836-9609
www.cyalume.com	www.theequitygroup.com

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Cyalume Technologies

Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31,	March 31,
	2012	2011
Revenues	$7,994	$9,074
Cost of goods sold	4,365	4,555
Gross profit	3,629	4,519
Other expenses:
Sales and marketing	1,242	1,062
General and administrative	1,950	1,434
Research and development	606	499
Interest expense, net	545	599
Interest expense – related party	10	17
Amortization of intangible assets	477	402
Change in fair value of contingent consideration	317	—
Other expenses, net	4	53
Total other expenses	5,151	4,066
Income (loss) before income taxes	(1,522)	453
Provision for (benefit from) income taxes	(533)	181
Net income (loss)	(989)	272
Other comprehensive income, net of tax:
Foreign currency translation adjustments	183	437
Unrealized gain on cash flow hedges, net of taxes of $(7) and $(19), respectively	9	34
Other comprehensive income	192	471
Comprehensive income (loss)	$(797)	$743
Net income (loss) per common share:
Basic	$(0.05)	$0.02
Diluted	$(0.05)	$0.00
Weighted average shares used to compute net income (loss) per common share:
Basic	18,172,694	15,752,302
Diluted	18,172,694	19,545,963

Cyalume Technologies

Consolidated Balance Sheets

(in thousands, except per share data)

	March 31,	December 31,
	2012	2011
	(unaudited)
Assets
Current assets:
Cash	$2,249	$2,951
Restricted cash	575	—
Accounts receivable, net of allowance for doubtful accounts of $193 and $206, respectively	3,735	3,339
Inventories	12,082	11,393
Income taxes refundable	200	38
Deferred income taxes	391	386
Prepaid expenses and other current assets	639	559
Total current assets	19,871	18,666

Property, plant and equipment, net	10,303	10,417
Goodwill	55,431	55,329
Other intangible assets, net	21,718	22,007
Due from related party	3,721	3,721
Restricted cash	—	600
Other noncurrent assets	124	154
Total assets	$111,168	$110,894

Cyalume Technologies

Consolidated Balance Sheets

(in thousands, except per share data)

(cont.)

	March 31,	December 31,
	2012	2011
	(unaudited)
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of notes payable	$2,069	$1,592
Accounts payable	3,408	1,948
Accrued expenses	2,068	2,179
Line of credit due to related party	759	—
Note payable to related party	—	250
Current portion of accrued severance costs	344	—
Current portion of capital lease obligation	36	43
Total current liabilities	8,684	6,012
Notes payable, net of current portion	18, 028	18,975
Line of credit due to related party	—	755
Deferred income taxes	6,513	7,145
Contingent consideration	4,182	3,699
Derivatives	258	273
Asset retirement obligation	177	175
Accrued severance costs, net of current portion	58	—
Capital lease obligation, net of current portion	30	30
Contingent legal obligation	3,671	3,627
Total liabilities	41,601	40,691

Commitments and contingencies	—	—
Stockholders' equity
Preferred stock, $0.001 par value; 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 18,285,092 and 18,311,228 issued and outstanding, respectively	18	18
Additional paid-in capital	100,495	100,334
Accumulated deficit	(30,442)	(29,453)
Accumulated other comprehensive loss	(504)	(696)
Total stockholders’ equity	69,567	70,203
Total liabilities and stockholders' equity	$111,168	$110,894

Adjusted EBITDA (a Non-GAAP Financial Measure)

Cyalume defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and one-time income or expense items. Management uses Adjusted EBITDA for establishing internal budgets, goals and certain performance bonuses. Internal financial reports including those provided to the Board of Directors, focus on Adjusted EBITDA. Since Adjusted EBITDA is not necessarily an indicator of overall cash flows of Cyalume, management reviews capital budgets and cash flow forecasts in parallel with Adjusted EBITDA analysis. Because Adjusted EBITDA eliminates interest expense, income taxes and depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and one-time income or expense items, Cyalume considers this financial measure an important indicator of Cyalume's liquidity, operational strength and performance. Investors may find Adjusted EBITDA useful as it illustrates underlying operating trends in Cyalume's business.

In addition, components of Adjusted EBITDA are a key component in the determination of our compliance with certain covenants under our credit agreements. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA should not be considered in isolation, or as a substitute for net income, cash flows, or other consolidated income or cash flow data presented in accordance with GAAP or as a measure of our liquidity or financial condition. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as discussed may not be comparable to other similarly titled measures of other companies.

The use of Adjusted EBITDA as a supplemental liquidity measure is useful as it assists management in understanding and evaluating the Company's capacity, excluding the impact of interest, taxes, and non-cash depreciation and amortization charges, for servicing debt and other cash needs, prior to our consideration of the impacts of other potential sources and uses of cash, such as working capital items. Investors may find it useful for these purposes as well. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net cash provided by operating activities, as determined in accordance with GAAP, since it omits the impact of interest, taxes and changes in working capital that use or provide cash (such as receivables, payables and inventories) as well as the sources or uses of cash associated with changes in other balance sheet items (such as long-term loss accruals and deferred items). Because Adjusted EBITDA excludes depreciation and amortization, Adjusted EBITDA does not reflect any cash requirements for the replacement of the assets being depreciated and amortized, which assets will often have to be replaced in the future. Further, Adjusted EBITDA, because it also does not reflect the impact of debt service, income taxes, cash dividends, capital expenditures and other cash commitments, does not represent how much discretionary cash we have available for other purposes. Nonetheless, Adjusted EBITDA is a key measure expected by and useful to our investors, rating agencies and the banking community in the analysis of a Company's ability to service debt, fund capital expenditures and otherwise meet cash needs, respectively. Cyalume also evaluates Adjusted EBITDA because it is clear that movements in these non-GAAP measures impact the Company's ability to attract financing. Adjusted EBITDA, as calculated, may not be comparable to similarly titled measures reported by other companies.

Cyalume Technologies

Reconciliation of Net Income to Adjusted EBITDA

(Unaudited, in thousands)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31,	March 31,
	2012	2011

Net Income	$(989)	$272

Adjustments to arrive at EBITDA:
Interest expense, net	555	616
Provision for (benefit from) income taxes	(533)	181
Depreciation	341	257
Amortization	477	402

EBITDA	(149)	1,728

Adjustments to arrive at Adjusted EBITDA:
Other one-time expenses (1)	1,319	504
Adjusted EBITDA	$1,170	$2,232

(1)	Former CEO severance ($475), inventory step-up amortization, non-cash stock-based compensation, foreign exchange (gains)/losses, acquisition related costs and change in fair value of contingent consideration